                                               OPPENHEIMER GOLD & SPECIAL MINERALS FUND

                                                                BY-LAWS
                                             Amended and Restated as of December 14, 2000

                                                               ARTICLE I

                                                             SHAREHOLDERS

         Section 1. Place of Meeting.  All meetings of the  Shareholders  (which terms as used herein  shall,  together  with all other
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terms  defined in the  Declaration  of Trust,  have the same meaning as in the  Declaration  of Trust)  shall be held at the  principal office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meting.

         Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any purpose or purposes may be called by the Chairman of
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the Board of Trustees,  if any, or by the  President or by the Board of Trustees and shall be called by the  Secretary  upon receipt of the  request in writing  signed by  Shareholders  holding not less than one third in amount of the entire  number of Shares  issued and outstanding  and entitled to vote  thereat.  Such request  shall state the purpose or purposes of the  proposed  meeting.  In addition, meetings of the  Shareholders  shall be called by the Board of Trustees upon receipt of the request in writing  signed by  Shareholders that have,  for at least six months  prior to making such  requests,  held not less than ten percent in amount of the entire  number of
Shares  issued and  outstanding  and entitled to vote  thereat,  stating  that the purpose of the proposed  meeting is the removal of a
Trustee.

         Section 3. Notice of Meetings of Shareholders.  Written or printed notice of every meeting of  Shareholders,  stating the time
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and place thereof (and the general nature of the business  proposed to be transacted at any special or  extraordinary  meeting),  shall be given to each  Shareholder  entitled  to vote at such  meeting  by  leaving  the same with  each  Shareholder  at the  Shareholder's residence or usual place of business or by mailing it, postage  prepaid and addressed to the  Shareholder's  address as it appears upon the books of the Fund. In lieu thereof,  such notice also may be delivered by such other means,  for example  electronic  delivery,  to the extent consistent with applicable laws.

         No notice of the time,  place or purpose of any  meeting  of  Shareholders  need by given to any  Shareholder  who  attends in person or by proxy or to any  Shareholder  who, in writing  executed and filed with the records of the meeting,  either before or after the holding thereof, waives such notice.

         Section 4. Record  Dates.  The Board of Trustees  may fix, in advance,  a record date for the  determination  of  Shareholders
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entitled  to notice of and to vote at any  meeting of  Shareholders  and  Shareholders  entitled  to receive  any  dividend  payment or allotment of rights,  as the case may be. Only  Shareholders  of record on such date and  entitled to receive such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make available a list of the names and addresses of all
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shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing  signed by not less than ten  Shareholders holding  Shares of the Trust valued at $25,000 or more at current  offering  price (as defined in the Trust's  Prospectus),  or holding not less than one percent in amount of the entire  number of shares of the Trust issued and  outstanding;  such request must state that such Shareholders wish to communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting pursuant to Section 2 of Article II of these By-Laws and  accompanied  by a form of  communication  to the  Shareholders.  The Board of Trustees may,  in its  discretion,  satisfy  its  obligation  under this  Section 5 by either  making  available  the  Shareholder  List to such
Shareholders at the principal  offices of the Trust, or at the offices of the Trust's transfer  agents,  during regular business hours, or by mailing a copy of such Shareholders' proposed communication and form of  request, at their expense, to all other Shareholders.

         Section 6. Quorum,  Adjournment  of Meetings.  The presence in person or by proxy of the holders of record of more than 50% of
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the Shares of the stock of the Trust issued and  outstanding  and entitled to vote thereat,  shall  constitute a quorum at all meetings of the  Shareholders.  If at any meeting of the Shareholders  there shall be less than a quorum present,  the  Shareholders  present at such meeting may,  without  further  notice,  adjourn the same from time to time until a quorum shall attend,  but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

         If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been  received,  any of the persons named as proxies or  attorneys-in-fact  may propose and approve one or more adjournments of the meeting to permit further  solicitation of proxies with respect to any proposal.  All such  adjournments  will require the affirmative vote of a majority of the shares present in person or by proxy at the  session of the  meeting to be  adjourned.  Prior to any such  adjournment,  any  lawful  business  may be transacted.

         Section 7. Voting and  Inspectors.  At all meetings of  shareholders,  every  shareholder  of record  entitled to vote at such
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meeting shall be entitled to vote at such meeting  either in person of by proxy.  Proxies may be given by or on behalf of a Shareholder in writing or by electronic means, including by telephone, facsimile or via the Internet.

         All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except as otherwise  provided in the  Declaration  of Trust or in these
By-Laws or by specific  statutory  provision  superseding the restrictions and limitations  contained in the Declaration of Trust or in these By-Laws.

         At any  election of Trustees,  the Board of Trustees  prior  thereto  may, or, if they have not so acted,  the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the Shares entitled to vote at such election  shall,  appoint two  inspectors of election who shall first  subscribe an oath or  affirmation  to execute  faithfully the duties of inspectors at such election with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any  election of matter,  and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

         Section 8. Conduct of Shareholders'  Meetings.  The meetings of the Shareholders shall be presided over by the Chairman of the
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Board of Trustees, if any, or if he shall not be present, by the President,  or if he shall not be present, by a Vice-President,  or if neither the Chairman of the Board of Trustees,  the President  nor any  Vice-President  is present,  by a chairman to be elected at the meeting.  The  Secretary  of the Trust,  if present,  shall act as Secretary of such  meetings,  or if he is not present,  an Assistant
Secretary shall so act, if neither the Secretary nor an Assistant Secretary is present, than the meeting shall elect is secretary.

         Section 9. Concerning Validity of Proxies,  Ballots, Etc. At every meeting of the Shareholders,  all proxies shall be received
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and taken in charge of and all  ballots  shall be  received  and  canvassed  by the  secretary  of the  meeting,  who shall  decide all questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or rejection of votes,  unless inspectors of election  shall have been  appointed as provided in Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                                              ARTICLE II

                                                           BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The business  and property of the Trust shall be conducted  and managed by a Board of
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Trustees  consisting  of the number of initial  Trustees,  which  number may be increased or decreased as provided in Section 2 of this
Article.  Each Trustee shall,  except as otherwise  provided  herein,  hold office until the meeting of  Shareholders of the Trust next succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

         Section 2. Removal,  Resignation and  Retirement.  The Board of Trustees,  by the vote of a majority of the entire Board,  may
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increase the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees to fill the  vacancies  occurring for any reason,  including  vacancies  created by any such  increase  in the number of Trustees  until the next  annual  meeting or until their successors are duly elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire Board, may likewise  decrease the  number of  Trustees  to a number not less than three but the tenure of office of any  Trustee  shall not be  affected  by any such decrease.  In the event that after the proxy  material  has been  printed for a meeting of  Shareholders  at which  Trustees  are to be elected and any one or more nominees  named in such proxy  material dies or become  incapacitated,  the  authorized  number of Trustees shall be  automatically  reduced by the number of such  nominees,  unless the Board of Trustees  prior to the meeting  shall  otherwise determine.  A Trustee at any time may be removed either with or without cause by resolution  duly adopted by the  affirmative  votes of the holders of the majority of the  outstanding  Shares of the Trust,  present in person or by proxy at any meeting of  Shareholders at which such vote may be taken,  provided that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of  Trustees  provided  that notice  thereof is  contained  in the notice of such  meeting and that such  resolution  is adopted by the vote of at least two thirds of the Trustees  whose removal is not  proposed.  As used herein,  "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

         Any Trustee may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other  Trustees or to any officer of the Trust,  and such  resignation  or  retirement  shall take  effect  upon such  delivery or upon such later date as is specified  in such  instrument  and shall be  effective  as to the Trust and each Series of the Trust  hereunder.  Notwithstanding  the foregoing,  any and all Trustees,  other than an Independent  Trustee who was a Trustee (whether or not Independent) on the date of the adoption of the Trust's  Retirement Plan for Non-Interested  Trustees or Directors,  shall be subject to the provisions with respect to mandatory retirement set forth in the Retirement Plan, as the same may be amended from time to time.

         Section 3. Place of Meeting.  The Trustees may hold their meetings,  have one or more offices, and keep the books of the Trust
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outside  Massachusetts,  at any  office  or  offices  of the Trust or at any  other  place as they may from time to time by  resolution determine,  or, in the case of  meetings,  as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 4. Regular  Meetings.  Regular  meetings of the Board of Trustees  shall be held at such time and on such  notice,  if
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any,  as the  Trustees  may from time to time  determine.  One such  regular  meeting  during  each  fiscal  year of the Trust shall be designated an annual meeting of the Board of Trustees.

         Section  5.  Special  Meetings.  Special  meetings  of the  Board of  Trustees  may be held from time to time upon call of the
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Chairman of the Board of Trustees,  if any, the President or two or more of the Trustees,  by oral,  telegraphic or written notice duly served on or sent or mailed to each  Trustee  not less than one day before  such  meeting.  No notice  need be given to any Trustee who attends in person or to any  Trustee who in writing  executed  and filed with the  records of the  meeting  either  before or after the holding thereof, waives such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 6. Quorum.  One-third  of the Trustees  then in office  shall  constitute  a quorum for the  transaction  of business,
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provided  that a quorum shall in no case be less than two  Trustees.  If at any of the Board there shall be less than a quorum  present
(in person or by open telephone line, to the extent  permitted by the Investment  Company Act of 1940 (the "1940 Act")),  a majority of those  present may  adjourn  the meeting  from time to time until a quorum  shall have been  obtained.  The act of the  majority of the
Trustees  present at any  meeting at which there is a quorum  shall be the act of the Board,  except as may be  otherwise  specifically provided by statute, by the Declaration of Trust or by these By-Laws.

         Section 7. Executive  Committee.  The Board of Trustees may, by the affirmative vote of a majority of the entire Board,  elect
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from the  Trustees an  Executive  Committee  to consist of such number of  Trustees as the Board may from time to time  determine.  The
Board of  Trustees  by such  affirmative  vote  shall  have power at any time to change  the  members  of such  Committee  and may fill vacancies  in the  Committee by election  from the  Trustees.  When the Board of Trustees is not in session,  the  Executive  Committee shall have and may  exercise  any or all of the powers of the Board of Trustees in the  management  of the  business and affairs of the
Trust  (including  the power to authorize the seal of the Trust to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill  vacancies on the Board.  The  Executive  Committee,  may fix its
own rules of  procedure,  and may meet,  when and as provided by such rules or by  resolution  of the Board of  Trustees,  but in every case the presence of a majority  shall be necessary to constitute a quorum.  In the absence of any member of the  Executive  Committee, the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 8. Other  Committees.  The Board of Trustees,  by the affirmative  vote of a majority of the entire Board, may appoint
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other  committees  which shall in each case consist of such number of members (not less than two) and shall have and may exercise  such powers as the Board may  determine in the  resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise  provide.  The Board of Trustees shall have power at any time to change the members and powers of any such  committee,  to fill  vacancies,  and to  discharge  any such committee.

         Section 9.  Informal  Action by and  Telephone  Meetings of Trustees and  Committees.  Any action  required or permitted to be
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taken at any meeting of the Board of Trustees or any  committee  thereof may be taken without a meeting,  if a written  consent to such action is signed by all members of the Board,  or of such  committee,  as the case may be.  Trustees  or members of a committee  of the
Board of  Trustees  may  participate  in a meeting  by means of a  conference  telephone  or  similar  communications  equipment;  such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

         Section 10.  Compensation  of  Trustees.  Trustees  shall be entitled to receive  such  compensation  from the Trust for their
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services as may from time to time be voted by the Board of Trustees.

         Section 11.  Dividends.  Dividends  or  distributions  payable on the Shares of any Series of the Trust may,  but need not be,
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declared by specific  resolution of the Board as to each dividend or  distribution;  in lieu of such  specific  resolutions,  the Board may, by general resolution,  determine the method of computation  thereof,  the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which  Shareholders  they are to be paid in cash or in additional
Shares.

                                                              ARTICLE III

                                                               OFFICERS

         Section 1.  Executive  Officers  The  executive  officers of the Trust may include a Chairman  of the Board of  Trustees,  and
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shall include a President,  one or more  Vice-Presidents  (the number  thereof to be determined by the Board of Trustees),  a Secretary and a Treasurer.  The Chairman of the Board of Trustees,  if any, and the  President  shall be selected  from among the  Trustees.  The
Board of Trustees may also in its discretion  appoint  Assistant  Secretaries,  Assistant  Treasurers,  and other officers,  agents and employees,  who shall have  authority  and perform such duties as the Board or the  Executive  Committee  may  determine.  The Board of
Trustees may fill any vacancy  which may occur in any office.  Any two offices,  except those of President and  Vice-President,  may be held by the same person,  but no officer  shall  execute,  acknowledge  or verify any  instrument  in more than one  capacity,  if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office.  The term of office of all  officers  shall be until  their  respective  successors  are chosen and
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qualify;  however,  any  officer may be removed  from office at any time with or without  cause by the vote of a majority of the entire
Board of Trustees.

         Section 3. Powers and Duties.  The  officers  of the Trust  shall have such  powers and duties as  generally  pertain to their
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respective  offices,  as well as such powers and duties as may from time to time be conferred by the Board of Trustees or the Executive
Committee.

                                                              ARTICLE IV

                                                                SHARES

         Section 1. Shares  Certificates.  Each  Shareholder of any Series of the Trust may be issued a certificate or certificates for
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his Shares of that  Series,  in such form as the Board of Trustees may from time to time  prescribe,  but only if and to the extent and on the conditions described by the Board.

         Section 2. Transfer of Shares.  Shares of any Series shall be  transferable on the books of the Trust by the holder thereof in
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person or by his duly authorized  attorney or legal  representative,  upon surrender and cancellation of certificates,  if any, for the same number of Shares of that Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the  signature as the Trust or its agent may  reasonably  require;  in the case of shares not  represented  by certificates, the same or similar requirements may be imposed by the Board of Trustees.

         Section 3. Share Ledgers.  The share ledgers of the Trust,  containing the name and address of the Shareholders of each Series
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of the Trust and the number of shares of that Series,  held by them  respectively,  shall be kept at the principal offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

         Section 4. Lost,  Stolen or  Destroyed  Certificates.  The Board of Trustees may  determine  the  conditions  upon which a new
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certificate  may be issued in place of a  certificate  which is alleged  to have been  lost,  stolen or  destroyed;  and may,  in their discretion,  require the owner of such certificate or his legal  representative  to give bond, with sufficient  surety to the Trust and the transfer  agent,  if any, to indemnify it and such  transfer  agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                                               ARTICLE V

                                                                 SEAL
         The Board of Trustees  shall  provide a suitable  seal of the Trust,  in such form and  bearing  such  inscriptions  as it may determine.

                                                              ARTICLE VI

                                                              FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                              ARTICLE VII

                                                         AMENDMENT OF BY LAWS

         The By-Laws of the Trust may be altered,  amended,  added to or repealed by the Shareholders or by majority vote of the entire
Board of  Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

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